UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2010

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

Allscripts-Misys Healthcare Solutions, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

Amended and Restated Relationship Agreement

Pursuant to the previously announced Framework Agreement between Allscripts-Misys Healthcare Solutions, Inc. (which has changed its name to Allscripts Healthcare Solutions, Inc.) (“Allscripts”) and Misys plc, a public limited company formed under the laws of England and Wales (“Misys”) entered into on June 9, 2010 and amended on July 26, 2010 (the “Framework Agreement”), on August 20, 2010, Allscripts and Misys entered into an Amended and Restated Relationship Agreement (the “Amended and Restated Relationship Agreement”), which amends and restates the terms of the Relationship Agreement entered into between Allscripts and Misys on March 17, 2008 and subsequently amended on August 14, 2008 and January 5, 2009.

The Amended and Restated Relationship Agreement reduces the number of Allscripts directors that Misys has a right to nominate from six to two directors and provides that such number will be permanently reduced to one director if Misys owns less than 15.5 million shares of Allscripts common stock. The Amended and Restated Relationship Agreement further provides that such right will be permanently eliminated if Misys owns less than 5.0% of the then outstanding shares of Allscripts common stock or takes certain actions specified in the standstill provision referred to in the paragraph below.

The Amended and Restated Relationship Agreement also contains a customary standstill provision, which restricts Misys’ ability to acquire Allscripts securities for a period of five years after the closing of the transactions contemplated by the Framework Agreement (the “Coniston Transactions”). In addition, for a period of eighteen months after the closing of the Coniston Transactions, Misys is obligated, subject to certain exceptions, to not deploy, sell, license or market any electronic medical health record or physician practice management software, related applications or solutions in any country in the world where Allscripts is conducting such operations on the date of the Framework Agreement, or utilize the name Misys or any trade name, trademark, brand name, domain name or logo containing or associated with the name Misys in connection with any health information technology solutions.

The foregoing summary of the Amended and Restated Relationship Agreement is qualified in its entirety by the terms and conditions of the Amended and Restated Relationship Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Transition Services Agreement

Pursuant to the Framework Agreement, on August 20, 2010, Allscripts and Misys entered into a Transition Services Agreement (the “Transition Services Agreement”) pursuant to which each party will continue to provide to the other certain services and personnel to support the other’s business, which services were previously provided under a Shared Services Agreement between Misys and Allscripts dated March 1, 2009, as amended on June 9, 2010 (the “Shared Services Agreement”). The Shared Services Agreement expired in accordance with its terms on August 20, 2010. The services that Misys agreed to provide Allscripts under the Transition Services Agreement include research and development services, customer support services and information systems services while Allscripts agreed to provide Misys financial services and tax services.

The foregoing summary of the Transition Services Agreement is qualified in its entirety by the terms and conditions of the Transition Services Agreement, which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Bank Guarantees

Pursuant to the Framework Agreement, Misys has obtained (i) a bank guarantee issued in favor of Allscripts on August 17, 2010 and delivered on August 20, 2010 by The Royal Bank of Scotland plc (“RBS”) in an amount of $168 million to support Misys’ obligation to indemnify Allscripts and its affiliates from, among other taxes, taxes imposed on Coniston, Inc., a Delaware corporation acquired by Allscripts in connection with the Coniston Transactions (“Newco”), as a result of the Coniston Transactions and certain related restructuring transactions (the “PLR Bank Guarantee”) and (ii) a bank guarantee issued in favor of Allscripts on August 17, 2010 and delivered on August 20, 2010 by RBS in an amount of $45 million to support Misys’ obligation to indemnify and hold harmless Allscripts and its affiliates from taxes imposed on Newco for periods ending on and prior to the closing date of the Coniston Transactions (the “Historic Bank Guarantee”).

The foregoing summaries of the PLR Bank Guarantee and the Historic Bank Guarantee are qualified in their entirety by the terms and conditions of the PLR Bank Guarantee and the Historic Bank Guarantee, which are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this report and are incorporated herein by reference.

Credit Agreement

In connection with the Coniston Transactions, on August 20, 2010, Allscripts entered into a Credit Agreement with UBS Securities LLC and Barclays Capital, as co-syndication agents, Fifth Third Bank, U.S. Bank, N.A., BBVA Compass Bank, Keybank National Association, Mizuho Corporate Bank, Ltd., RBS Citizens, N.A., Sumitomo Mitsui Banking Corporation, SunTrust Bank, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

The Credit Agreement provides for a $470 million senior secured term loan facility (the “Term Facility”) and a $250 million senior secured revolving facility (the “Revolving Facility”), each of which has a five year term. In connection with the closing of the Coniston Transactions, Allscripts borrowed $470 million under the Term Facility and $100 million under the Revolving Facility.

The proceeds thereof have been used by Allscripts to finance a portion of the Coniston Transactions. Proceeds under the Revolving Facility are available to finance the Coniston Transactions, fees and expenses in connection with the Coniston Transactions and the previously announced merger (the “Merger”) with Eclipsys Corporation (“Eclipsys”) and for working capital needs and general corporate purposes.

A total of $50 million of the Revolving Facility is available for the issuance of letters of credit and $10 million of the Revolving Facility is available for swingline loans. Allscripts is also permitted to add one or more incremental revolving and/or term loan facilities in an aggregate amount of up to $250 million, subject to certain conditions.

Borrowings under the facilities bear interest, at Allscripts’ option, at a rate per annum equal to (1) either (a) the highest of (i) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City, (ii) the federal funds effective rate from time to time plus 0.5%, and (iii) the rate for Eurodollar deposits as reflected on the applicable Reuters Screen LIBOR01 for a one month interest period, as such rate may be adjusted for certain reserve requirements, plus 1.0%, plus the applicable margin or (b) the rate for Eurodollar deposits as reflected on the applicable Reuters Screen LIBOR01 for the interest period relevant to such borrowing, as such rate may be adjusted for certain reserve requirements, plus (2) the applicable margin. The applicable margin for borrowings under the facilities is fixed until the date that is three business days after Allscripts’ financial statements are delivered to lenders with respect to the first fiscal period ending after September 30, 2010, and thereafter the applicable margin for borrowings under the facilities will be subject to further adjustment based on an agreed leverage grid.

All obligations under the facilities are guaranteed by, subject to certain agreed upon exceptions, each of Allscripts existing and future direct and indirect material domestic subsidiaries, other than Newco (the “Guarantors”).

The obligations of Allscripts and each Guarantor under the facilities, any swap agreements and any cash management arrangements provided by any lender, are secured, subject to permitted liens and other agreed upon exceptions, by a perfected first priority security interest in all of the tangible and intangible assets (including, without limitation, intellectual property, material owned real property and all of the capital stock of each Guarantor and, in the case of foreign subsidiaries, up to 65% of the capital stock of first tier material foreign subsidiaries) of Allscripts and the Guarantors.

Subject to certain exceptions, the Credit Agreement requires Allscripts to prepay the facilities: (i) with 100% of the net cash proceeds received from the incurrence of certain indebtedness for borrowed money; (ii) with 100% of the net cash proceeds of the sale of any assets in excess of $5 million outside the ordinary course of business (including, without limitation, insurance and condemnation proceeds), subject to reinvestment rights; and (iii) with 50% of Allscripts’ excess cash flow for each fiscal year, beginning with the 2012 fiscal year. No prepayments under clauses (ii) or (iii) above are required to the extent that Allscripts’ total leverage ratio is less than 2.5 to 1.0. Allscripts may voluntarily prepay outstanding loans under the facilities, in whole or in part, at Allscripts’ option at any time upon prior notice.

The facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, Allscripts’ ability to:

•	incur indebtedness (including guarantee obligations);

•	create liens on and sell assets;

•	engage in mergers or consolidations;

•	declare dividends and other payments in respect of our capital stock;

•	make investments, loans and advances;

•	engage in transactions with affiliates;

•	enter into sale and leaseback transactions; and

•	change lines of business.

In addition, the facilities include an initial maximum leverage ratio of 4.0 to 1.0, with certain agreed step-downs and a permanent step down to 3.0 to 1.0 upon the completion of the Merger and an initial minimum interest coverage ratio of 3.5 to 1.0, with certain agreed step-ups and a permanent step up to 4.5 to 1.0 upon completion of the Merger. The calculation of the maximum leverage ratio and minimum interest coverage ratio is consistent with Allscripts’ Second Amended and Restated Credit Agreement referenced in Item 1.02 below, except as mutually agreed.

The facilities also contain certain customary events of default, including relating to non-payment, breach of covenants, cross-default, bankruptcy and change of control.

The foregoing summary of the Credit Agreement is qualified in its entirety by the terms and conditions of the Credit Agreement, which is filed as Exhibit 10.5 to this report and is incorporated herein by reference.

1.02	Termination of a Material Definitive Agreement

Credit Agreement

In connection with the closing of the Coniston Transactions, Allscripts terminated the Second Amended and Restated Credit Agreement dated February 10, 2009 among Allscripts, Allscripts, LLC, A Health Systems, Inc., A Realty, LLC, Extended Care Information Network, Inc. and Misys Healthcare Systems, LLC, as borrowers, JPMorgan Chase Bank, N.A., as the sole administrative agent, JPMorgan Securities, Inc., as lead arranger, and Fifth Third Bank, as syndication agent and co-lead arranger, as amended on November 20, 2009 (the “Old Credit Facility”). The Old Credit Facility provided for a total unsecured commitment of $150 million and matured on August 15, 2012. No early termination penalties were incurred by Allscripts in connection with the termination of the Old Credit Facility. In connection with the closing of the Coniston Transactions, the Old Credit Facility was replaced by the Credit Agreement described in Item 1.01 above. The disclosure under Item 1.01 of this report relating to the Credit Agreement is incorporated herein by reference.

Stock Repurchase Agreement

In connection with the closing of the Coniston Transactions, the Stock Repurchase Agreement, dated as of February 10, 2009, by and among Misys, Misys Patriot Ltd., Misys Patriot US Holdings LLC and Allscripts (the “Stock Repurchase Agreement”) was terminated. Pursuant to the Stock Repurchase Agreement, Allscripts had agreed to purchase from Misys, and Misys had agreed to sell to Allscripts, the number of shares of Allscripts’ common stock needed to keep Misys’ ownership percentage in Allscripts unaffected by certain open market repurchases being made by Allscripts. No early termination penalties were incurred by Allscripts in connection with the termination of the Stock Repurchase Agreement.

2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this report relating to the Credit Agreement is incorporated herein by reference.

3.02	Unregistered Sales of Equity Securities

Pursuant to the Framework Agreement, as previously reported, Misys and Allscripts agreed that 100% of the issued and outstanding shares of Newco, which holds 61,308,295 shares of common stock of Allscripts, par value $0.01 per share (“Allscripts common stock”), would be transferred to Allscripts in exchange for 61,308,295 shares of Allscripts common stock newly issued to subsidiaries of Misys. On August 20, 2010, Allscripts issued (i) 613,083 shares of Allscripts common stock to Kapiti Limited, a limited company formed under the Laws of England and Wales, in consideration for 613 shares of common stock of Newco and (ii) 60,695,212 shares of Allscripts common stock to ACT Sigmex Limited, a limited company formed under the Laws of England and Wales, in consideration for 60,695 shares of common stock of Newco. The issuance of the shares of Allscripts common stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

3.03	Material Modification to Rights of Security Holders

The disclosure under Item 5.03 of this report is incorporated herein by reference.

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Framework Agreement, on August 20, 2010, Michael Lawrie, Kelly Barlow, Dominic Cadbury and Cory Eaves resigned as members of the board of directors of Allscripts, concurrently with the closing of the Coniston Transactions. Mr. Lawrie served on the Compensation Committee and the Nominating and Governance Committee of the board of directors of Allscripts. Pursuant to the Framework Agreement, on August 20, 2010, Mr. Lawrie resigned as executive chairman of Allscripts, concurrently with the closing of the Coniston Transactions.

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the closing of the Coniston Transactions, on August 23, 2010, Allscripts’ Fourth Amended and Restated Certificate of Incorporation and its Amended and Restated By-Laws (collectively, the “Allscripts Constituent Documents”) became effective. The terms of the Allscripts Constituent Documents were previously reported in the Company’s joint proxy statement/prospectus/information statement dated July 14, 2010 (and forms of which were included as Annexes J and K thereto), filed with the Securities and Exchange Commission on July 14, 2010, including in the sections contained therein entitled “The Actions By Written Consent of Misys,” “The Merger Agreement - Amendments to the Allscripts Certificate of Incorporation and By-Laws” and “Comparison of Rights of Allscripts Stockholders and Eclipsys Stockholders,” which information is incorporated by reference herein. The effective Allscripts Constituent Documents are filed as Exhibits 3.1 and 3.2 to this report and incorporated by reference herein.

8.01	Other Events

Allscripts issued a press release announcing the closing of the Coniston Transactions. A copy of the press release issued by Allscripts announcing the closing of the Coniston Transactions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Allscripts Healthcare Solutions, Inc.

3.2	Amended and Restated By-Laws of Allscripts Healthcare Solutions, Inc.

10.1	Amended and Restated Relationship Agreement between Allscripts-Misys Healthcare Solutions, Inc. and Misys plc, dated August 20, 2010.

10.2	Transition Services Agreement between Allscripts-Misys Healthcare Solutions, Inc. and Misys plc, dated August 20, 2010

10.3	On Demand Bank Guarantee No. 406354 issued by The Royal Bank of Scotland plc in favor of Allscripts-Misys Healthcare Solutions, Inc., dated August 17, 2010 and delivered on August 20, 2010

10.4	On Demand Bank Guarantee No. 406355 issued by The Royal Bank of Scotland plc in favor of Allscripts-Misys Healthcare Solutions, Inc., dated August 17, 2010 and delivered on August 20, 2010

10.5	Credit Agreement by and among Allscripts-Misys Healthcare Solutions, Inc., as borrower, UBS Loan Finance LLC and Barclays Capital, as co-syndication agents, Fifth Third Bank, U.S. Bank, N.A., BBVA Compass Bank, Keybank National Association, Mizuho Corporate Bank, Ltd., RBS Citizens, N.A., Sumitomo Mitsui Banking Corporation, Suntrust Bank, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent, dated August 20, 2010

99.1	Press Release issued on August 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: August 23, 2010	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Allscripts Healthcare Solutions, Inc.

3.2	Amended and Restated By-Laws of Allscripts Healthcare Solutions, Inc.

10.1	Amended and Restated Relationship Agreement between Allscripts-Misys Healthcare Solutions, Inc. and Misys plc, dated August 20, 2010.

10.2	Transition Services Agreement between Allscripts-Misys Healthcare Solutions, Inc. and Misys plc, dated August 20, 2010

10.3	On Demand Bank Guarantee No. 406354 issued by The Royal Bank of Scotland plc in favor of Allscripts-Misys Healthcare Solutions, Inc., dated August 17, 2010 and delivered on August 20, 2010

10.4	On Demand Bank Guarantee No. 406355 issued by The Royal Bank of Scotland plc in favor of Allscripts-Misys Healthcare Solutions, Inc., dated August 17, 2010 and delivered on August 20, 2010

10.5	Credit Agreement by and among Allscripts-Misys Healthcare Solutions, Inc., as borrower, UBS Loan Finance LLC and Barclays Capital, as co-syndication agents, Fifth Third Bank, U.S. Bank, N.A., BBVA Compass Bank, Keybank National Association, Mizuho Corporate Bank, Ltd., RBS Citizens, N.A., Sumitomo Mitsui Banking Corporation, Suntrust Bank, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent, dated August 20, 2010

99.1	Press Release issued on August 20, 2010